Exhibit 99.2

Western Glasscock County Acquisition September 19, 2021

Forward-Looking / Cautionary Statements

This presentation, including any oral statements made regarding the contents of this presentation, contains forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo Petroleum, Inc. (together with its subsidiaries, the "Company", "Laredo" or "LPI") assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries ("OPEC+"), the outbreak of disease, such as the coronavirus ("COVID-19") pandemic, and any related government policies and actions, changes in domestic and global production, supply and demand for commodities, including as a result of the COVID-19 pandemic and actions by OPEC+, long-term performance of wells, drilling and operating risks, the increase in service and supply costs, tariffs on steel, pipeline transportation and storage constraints in the Permian Basin, the possibility of production curtailment, hedging activities, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company's transactions, if any, with its securities from time to time, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, the impact of new environmental, health and safety requirements applicable to the Company's business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2020, Current Report on Form 8-K, filed with the Securities and Exchange Commission ("SEC") on May 11, 2021, and those set forth from time to time in other filings with the SEC. These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Laredo does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, and certain probable and possible reserves that meet the SEC's definitions for such terms. In this presentation, the Company may use the terms "resource potential," "resource play," "estimated ultimate recovery," or "EURs," "type curve" and "standardized measure," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company's internal estimates of unbooked hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques. "Resource potential" is used by the Company to refer to the estimated quantities of hydrocarbons that may be added to proved reserves, largely from a specified resource play potentially supporting numerous drilling locations. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. "EURs" are based on the Company's previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential and "EURs" do not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company's interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company's ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil, natural gas liquids and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors, as well as actual drilling results, including geological and mechanical factors affecting recovery rates. "EURs" from reserves may change significantly as development of the Company's core assets provides additional data. In addition, the Company's production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. Actual results may vary considerably and should not be considered to represent the fair market value of the Company's proved reserves.

This presentation includes financial measures that are not in accordance with generally accepted accounting principles ("GAAP"), such as Adjusted EBITDA, Net Asset Value and Free Cash Flow. While management believes that such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. For definitions of such non-GAAP financial measures, please see the Appendix.

Unless otherwise specified, references to "average sales price" refer to average sales price excluding the effects of the Company's derivative transactions. All amounts, dollars and percentages presented in this presentation are rounded and therefore approximate.

LAREDO PETROLEUM

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Acquisition Expands W. Glasscock Oil-Weighted Core Development Area

Increases Company's high-margin, oil-weighted inventory by 50%

- Extends development runway to approximately seven years at current activity levels
- Adds ~135 gross operated locations with an anticipated oil cut >50%
- Builds W. Glasscock core development area to >22,000 net acres

Accretive to Free Cash Flow[1] and Net Asset Value[1] per share

- Company remains on track to achieve YE-22 leverage target of 1.5x Net Debt/TTM Adjusted EBITDA[1]

Acquisition Details	
Net Acres	~20,000
Gross Op Locations / Avg. WI / Avg. Royalty Rate	~135 / 90% / 20%
Average Lateral Length (operated locations)	9,700'
Net Production (three stream)[2]	~4,400 BOE/d (59% oil / 82% liquids)
Purchase Price Details	
Cash	$160 million
Common Shares to Pioneer Natural Resources	959,691 shares
Total Purchase Price	~$230 million

Pro Forma W. Glasscock County Leasehold


HOWARD
GLASSCOCK
REAGAN
W. Glasscock
Legacy
Pending Acquisition

LAREDO PETROLEUM

[1]See Appendix for reconciliations and definitions of non-GAAP measures; [2]Expected average daily production for September 2021

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Transactions Drive Rapid Execution of Transformational Strategy

- Oct 2019 Jason Pigott named CEO
- Nov 2019 Initial Howard County acquisition
- Dec 2019 Initial W. Glasscock County acquisition
- Dec 2019 Craig Jarchow appointed to Board
- Jan 2020 $1 billion debt issuance
- Feb 2020 1st Howard County bolt-on transaction
- Feb 2020 Bill Albrecht appointed to Board
- May 2020 Bill Albrecht named Chairman
- Jun 2020 Bryan Lemmerman named CFO
- Aug 2020 Lisa Lambert appointed to Board
- Oct 2020 2nd Howard County bolt-on transaction
- Nov 2020 Jarvis Hollingsworth appointed to Board
- Nov 2020 Lori Lancaster appointed to Board
- Feb 2021 Publication of inaugural ESG report
- Feb 2021 Announced "At-the-Market" Equity Program
- May 2021 Transformational acquisition of Sabalo and divestment of Legacy working interest
- Jul 2021 Senior Unsecured Notes Offering
- Jul 2021 Moody's upgrades senior unsecured notes to B3 from Caa1
- Sep 2021 2nd W. Glasscock County acquisition

Expand High-Margin Inventory

- Added ~55,000 net acres[1] of oil-weighted leasehold in six separate transactions
- Divested ~94 million BOE of legacy low-margin, gas-weighted reserves
- Development focused on recently acquired oil-weighted inventory
- Oil cut expected to rise from 31% in 1Q-21 to ~50% by YE-22

Manage Risk

- No term-debt maturities until 2025
- Extended credit facility maturity to 2025
- Executed $75 million "at-the-market" equity program during 1H-21
- Active hedge program in 2022 to protect forecasted Free Cash Flow[2]
- Expect to reduce total leverage ratio to ~1.5x by YE-22

Continuously Improve

- Reduced percentage of produced natural gas flared/vented to 0.25% in 1H-21 from 0.71% for FY-20
- Reduced drilling costs by 14% in 1H-21 versus FY-20 average
- Company-owned sand mine protects against sand cost inflation, saving an estimated $200,000 per well
- Commitment to reduce GHG emissions by 20% and eliminate routine flaring by 2025

LAREDO PETROLEUM

[1]Pro forma for pending acquisition; [2]See Appendix for reconciliations and definitions of non-GAAP measures

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5 Actively Building Oil - Weighted Leasehold October 2019 Leasehold YE - 2019 Leasehold Pro Forma Current Leasehold Legacy Leasehold Acquired Oil - Weighted Leasehold Acquired approximately 55,000 net acres of highly productive, oil - weighted inventory in Howard and western Glasscock counties in just two years

Acquisition Extends Runway of High-Margin Inventory To ~Seven Years

	W. Glasscock County	Howard County	Total
Net acres[1]	~22,200	~33,400	~55,600
Target formations	LS/WC-A/WC-B	LS/WC-A	-
Locations (gross)[2]	~175	~225	~400
Avg. breakeven oil price[3]	<$40	<$35	-



Gross Oil Production per Well:
Howard and W. Glasscock Packages
Cumulative Gross Oil[4] Production per Well (MBO)
225
200
175
150
125
100
75
50
25
-
0
90
180
270
360
Production Days



Gross Oil Equivalent Production per Well:
Howard and W. Glasscock Packages
Cumulative Gross Oil Equivalent[4] Production per Well (MBOE)
225
200
175
150
125
100
75
50
25
-
0
90
180
270
360
Production Days

Cook (W. Glasscock | 5 Wells)
Trentino/Whitmire (C. Howard | 12 Wells)
Davis (C. Howard | 13 Wells)
Gilbert/Passow (C. Howard | 15 Wells)
Vince Everett (N. Howard | 6 Wells)
Satnin/Josephine (N. Howard | 4 Wells)



HOWARD
GLASSCOCK
REAGAN
Laredo Leasehold
Central Howard
W. Glasscock
Pending Acquisition
North Howard
Package Location

LAREDO PETROLEUM

[1]Map and acreage as of 9-9-21, pro forma for pending acquisition;
[2]Gross operated locations as of January 2021 (adjusted for 2020 completions), pro forma for all announced acquisitions;
[3]Flat oil price needed to achieve 10% IRR assuming a $3.00 natural gas price;[4]Production data normalized to 10,000' lateral length, downtime days excluded

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LAREDO PETROLEUM APPENDIX

Supplemental Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation, depletion, depreciation and amortization, impairment expense, mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, accretion expense, gains or losses on disposal of assets, interest expense, income taxes and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because it excludes funds required for debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, our management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance because this measure: is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors; helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting. There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Adjusted EBITDA reported by different companies. Our measurements of Adjusted EBITDA for financial reporting as compared to compliance under our debt agreements differ.

The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP):

	Three months ended,			
(in thousands, unaudited)	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Net loss	($237,432)	($165,932)	($75,439)	($132,661)
Plus:				
Share-settled equity-based compensation, net	2,041	2,106	2,068	1,730
Depletion, depreciation and amortization	47,015	42,210	38,109	39,976
Impairment expense	196,088	109,804	—	1,613
Organizational restructuring expenses	—	—	—	9,800
Transaction expenses	—	—	—	1,741
Mark-to-market on derivatives:				
(Gain) loss on derivatives, net	45,250	81,935	154,365	216,942
Settlements received (paid) for matured derivatives, net	51,840	41,786	(41,174)	(57,607)
Settlements received for early-terminated commodity derivatives, net	6,340	—	—	—
Net premiums paid for commodity derivatives that matured during the period[1]	—	—	(11,005)	(10,183)
Accretion expense	1,102	1,105	1,143	1,158
(Gain) loss on disposal of assets, net	607	(94)	72	(66)
Interest expense	26,828	26,139	25,946	25,870
Gain on extinguishment of debt, net	—	(22,309)	—	—
Income tax (benefit) expense	(2,398)	3,208	(762)	(1,322)
Adjusted EBITDA	$137,281	$119,958	$93,323	$96,991

(1) Reflects net premiums paid previously or upon settlement that are attributable to derivatives settled in the respective periods presented

LAREDO PETROLEUM

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Net Debt Net Debt, a non - GAAP financial measure, is calculated as the face value of long - term debt less cash and cash equivalents. Manage ment believes Net Debt is useful to management and investors in determining the Company’s leverage position since the Company has the ability, and may decide, to use a port ion of its cash and cash equivalents to reduce debt. Net Debt as of 6 - 30 - 21 was $1.125 B. Net Debt to TTM Adjusted EBITDA Net Debt to TTM Adjusted EBITDA, a non - GAAP financial measure, is calculated as Net Debt divided by trailing twelve - month Adjust ed EBITDA. Net Debt to Adjusted EBITDA is used by our management for various purposes, including as a measure of operating performance, in presentations to our board o f d irectors and as a basis for strategic planning and forecasting. Free Cash Flow Free Cash Flow is a non - GAAP financial measure, that we define as net cash provided by operating activities (GAAP) before change s in operating assets and liabilities, net, less incurred capital expenditures, excluding non - budgeted acquisition costs. Free Cash Flow does not represent funds available for f uture discretionary use because it excludes funds required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and othe r c ommitments and obligations. However, management believes Free Cash Flow is useful to management and investors in evaluating operating trends in our business that are affecte d b y production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, includ ing the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies. Net Asset Vaue Net Asset Value is a non - GAAP financial measure that the Company defines as the present value of future revenues less future exp enses, less Net Debt. Net Asset Value does not represent the standardized measure of discounted future net cash flows because it adjusts for Net Debt and excludes adjustmen ts for future income tax expense. However, management believes Net Asset Value is useful to management and investors in evaluating the value of the Company, which is af fec ted by the pace of capital expenditures and development of inventory, future commodity prices and future prices of services utilized to develop the Company’s inventory. The re are significant limitations to the use of Net Asset Value as a measure of value, including lack of comparability to calculations of Net Asset Value by other companies due to differences in assumptions utilized in the calculations. 9 Supplemental Non - GAAP Financial Measures